                                                                    EXHIBIT 99.3

PAGES 3 THROUGH 13 OF SCHEIN'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 25, 2000, AS FILED WITH THE SEC ON MAY 9, 2000

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                  SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT PAR VALUE)


                                                                       MARCH 25,        DECEMBER 25,
                                                                         2000               1999
                                                                     ------------       ------------
                                     ASSETS                          (unaudited)
Current assets:
Cash and cash equivalents .....................................      $     18,279       $      3,821
Accounts receivable, less allowance for possible losses of
        $1,740 and $2,200 .....................................            41,560             61,828
Inventories ...................................................           125,392            128,726
Deferred income taxes .........................................            14,071              9,253
Other current assets ..........................................            11,306             20,567
                                                                     ------------       ------------

          Total current assets ................................           210,608            224,195
Property, plant and equipment, net ............................           100,138            100,730
Product rights, licenses and regulatory approvals, net ........            50,278             51,557
Other assets ..................................................            20,860             27,019
                                                                     ------------       ------------

                                                                     $    381,884       $    403,501

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses .........................      $     99,183       $    104,872
Income taxes payable ..........................................             8,045              7,511
Revolving credit and current maturities of long-term debt .....           136,142            128,631
                                                                     ------------       ------------

          Total current liabilities ...........................           243,370            241,014
Long-term debt, less current maturities .......................            84,428             92,738
Deferred income taxes .........................................             4,402              6,780
Other non-current liabilities .................................             4,601              5,851
Commitments and contingencies
Stockholders' equity:
    Common stock, $.01 par value; 100,000 authorized shares;
            issued and outstanding 32,984 and 32,943 shares ...               329                329
    Additional paid-in capital ................................           101,817            101,357
    Accumulated deficit .......................................           (61,853)           (52,931)
    Accumulated other comprehensive income ....................             7,024             10,597
    Subscription receivable ...................................            (2,234)            (2,234)
                                                                     ------------       ------------

          Total stockholders' equity ..........................            45,083             57,118
                                                                     ------------       ------------

                                                                     $    381,884       $    403,501
                                                                     ============       ============


See accompanying notes to condensed consolidated financial statements.

                  SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (unaudited)


                                                                           THREE MONTHS ENDED

                                                                     ------------------------------
                                                                       MARCH 25,          MARCH 27,
                                                                         2000               1999
                                                                     ------------       ------------
Net revenues ..................................................      $     87,898       $    105,863
Cost of sales .................................................            68,782             69,580
                                                                     ------------       ------------

         Gross profit .........................................            19,116             36,283
Costs and expenses:
         Selling, general and administrative ..................            16,836             20,905
         Research and development .............................             8,066              5,168
         Amortization of goodwill and other intangibles .......               334              1,591
         Severance charge .....................................             3,500                 --
                                                                     ------------       ------------

Operating income (loss) .......................................            (9,620)             8,619
Interest expense, net .........................................             4,538              4,652
Other expenses, net ...........................................               712                321
                                                                     ------------       ------------

Income (loss) before income taxes .............................           (14,870)             3,646
Provision (benefit) for income taxes ..........................            (5,948)             1,422
                                                                     ------------       ------------

Net income (loss) .............................................      $     (8,922)      $      2,224
                                                                     ============       ============

Basic and diluted earnings (loss) per share ...................      $      (0.27)      $       0.07
                                                                     ============       ============

Weighted average common shares and equivalents ................            32,962             32,595
                                                                     ============       ============


See accompanying notes to condensed consolidated financial statements.

                  SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (unaudited)


                                                                           THREE MONTHS ENDED
                                                                     -------------------------------

                                                                       MARCH 25,          MARCH 27,
                                                                         2000               1999
                                                                     ------------       ------------
Cash flows from operating activities:
Net income (loss) .............................................      $     (8,922)      $      2,224
Adjustments to reconcile net income (loss) to net cash
flows from operating activities:
   Depreciation and amortization ..............................             4,514              5,253
   Deferred income tax benefit ................................            (4,818)              (597)
   Gain on sale of marketable securities ......................                --               (356)
   Other ......................................................               303              1,376
Changes in operating assets and liabilities:
   Accounts receivable ........................................            20,728             13,836
   Inventories ................................................             3,334             (6,391)
   Prepaid expenses and other assets ..........................             9,261              1,202
   Accounts payable, income taxes, accrued expenses
        and other liabilities .................................            (6,405)             3,813
                                                                     ------------       ------------

Net cash provided by operating activities .....................            17,995             20,360
                                                                     ------------       ------------

Cash flows from investing activities:
   Capital expenditures .......................................            (2,834)            (1,257)
   Product rights and licenses ................................                --            (10,000)
   International investments ..................................                --             (1,836)
   Other, net .................................................              (259)               (11)
                                                                     ------------       ------------

Net cash used in investing activities .........................            (3,093)           (13,104)
                                                                     ------------       ------------

Cash flows from financing activities:
   Principal payments on, or repayments of, debt ..............           (25,045)           (43,532)
   Proceeds from issuance of debt .............................            24,246             37,337
   Proceeds from employee stock purchase plan .................               355                475
                                                                     ------------       ------------

Net cash used in financing activities .........................              (444)            (5,720)
                                                                     ------------       ------------

Net increase in cash and cash equivalents .....................            14,458              1,536
Cash and cash equivalents, beginning of period ................             3,821                377
                                                                     ------------       ------------

Cash and cash equivalents, end of period ......................      $     18,279       $      1,913
                                                                     ============       ============

See accompanying notes to condensed consolidated financial statements.

                  SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                 (IN THOUSANDS)
                                   (unaudited)


                                                                           THREE MONTHS ENDED
                                                                     -------------------------------

                                                                       MARCH 25,          MARCH 27,
                                                                         2000               1999
                                                                     ------------       ------------
Net income (loss) .............................................      $     (8,922)      $      2,224
                                                                     ------------       ------------

Other comprehensive income (loss), net of tax:
  Foreign currency translation adjustment .....................                (2)               281
  Unrealized holding gains (losses) arising during period .....            (3,571)             4,589
  Less: reclassification adjustment for gains included in net
    income (loss) .............................................                --               (212)
                                                                     ------------       ------------

Other comprehensive income (loss) .............................            (3,573)             4,658
                                                                     ------------       ------------

Comprehensive income (loss) ...................................      $    (12,495)      $      6,882
                                                                     ============       ============


Components of accumulated other comprehensive income, included in the Company's consolidated balance sheets, are as follows:


                                                                       MARCH 25,          DEC. 25,
                                                                         2000               1999
                                                                     ------------       ------------

Unrealized gains on marketable securities .....................      $      7,656       $     11,227
Cumulative foreign currency translation adjustment ............              (632)              (630)
                                                                     ------------       ------------

                                                                     $      7,024       $     10,597
                                                                     ============       ============


See accompanying notes to condensed consolidated financial statements.

                  SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (unaudited)

NOTE 1 -- GENERAL AND BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. These financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying December 25, 1999 condensed consolidated balance sheet was derived from the audited consolidated balance sheet which is included in the Company's 1999 Annual Report on Form 10-K. In the opinion of management, all adjustments (consisting of only normal recurring accruals and the effects of the 1999 restructuring charge and the 2000 severance charge) considered necessary for a fair presentation have been included. Operating results and cash flows for the interim period ended March 25, 2000 are not necessarily indicative of the results that may be expected for the fiscal year ending December 30, 2000. The interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 1999 Annual Report on Form 10-K.

NOTE 2 -- INVENTORIES

Inventories are summarized as follows:


                                                                       MARCH 25,        DECEMBER 25,
                                                                         2000               1999
                                                                     ------------       ------------

                                                                            (In thousands)
Finished products .............................................      $     50,699       $     46,421
Work-in-process ...............................................            23,802             31,544
Raw materials and supplies ....................................            50,891             50,761
                                                                     ------------       ------------

                                                                     $    125,392       $    128,726
                                                                     ============       ============

                  SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (unaudited)

NOTE 3 -- BORROWINGS

REVOLVING CREDIT AND LOAN AGREEMENT

Due to the 1999 fourth quarter restructuring charge taken at Marsam, the Company was not in compliance with certain financial covenants contained in its revolving credit and loan agreement. In February and March 2000, the Company and the lenders agreed to various amendments to the revolving credit and loan agreement which modified certain financial covenants, including leverage, interest expense coverage, fixed charge and working capital ratios through the end of 2000 and increased the interest rate on the outstanding loans and fees payable as described below. Under the amended agreement the applicable interest rate is LIBOR + 3.5% through April 30, 2000; LIBOR + 4.0% from May 1, 2000 through August 31, 2000; LIBOR + 4.25% from September 1, 2000 through December 31, 2000, and LIBOR + 4.5% thereafter. A quarterly fee based on the Company's outstanding borrowings under the term loan and the revolving credit commitment of 0.25% was paid on March 31, 2000, and additional fees of 0.25% are payable September 1, 2000 and December 31, 2000. A fee of 0.5% of the Company's outstanding borrowings under the term loan and revolving credit commitment was paid on May 1, 2000.

SENIOR FLOATING RATE NOTES

The Company's senior floating rate notes are fully and unconditionally guaranteed jointly and severally by each of the Company's domestic subsidiaries, each of which is wholly-owned by the Company. These subsidiaries sell all of their products to Schein Pharmaceutical, Inc., the parent company. Summarized financial information for these wholly-owned subsidiary guarantors (using the push-down method of accounting) is as follows:


                                                                       MARCH 25,        DECEMBER 25,
                                                                         2000               1999
                                                                     ------------       ------------
                                                                             (In thousands)
Current assets:
         Inventories ..........................................      $     74,693       $     82,306
         Intercompany receivables .............................            27,737             44,022
         Other current assets .................................             8,873              6,866

Property, plant and equipment, net ............................            95,143             96,851
Product rights, licenses and regulatory approvals
          and other assets ....................................            16,985             20,325

Current liabilities ...........................................           166,842            179,477
Deferred income taxes and other liabilities ...................             4,920              6,420
Long-term debt (pushed down) ..................................            84,428             92,738


                                                                            THREE MONTHS ENDED
                                                                            ------------------

                                                                       MARCH 25,          MARCH 27,
                                                                         2000               1999
                                                                     ------------       ------------

                                                                              (In thousands)
Net revenues ..................................................      $     58,662       $     88,437
Gross profit ..................................................             8,774             28,810
Operating income (loss) .......................................            (2,992)             6,307
Net income (loss) .............................................            (4,495)             1,347

NOTE 4 -- REGULATORY MATTERS AND RESTRUCTURING CHARGES

MARSAM FACILITY

On July 29, 1999, the FDA concluded an inspection of the Company's Marsam sterile manufacturing facility, located in Cherry Hill, N.J. At the close of the inspection, Marsam received a Form 483 detailing the FDA's inspectional observations and noting a number of significant deficiencies in current good manufacturing practices. During the inspection, Marsam initiated actions to address a number of the FDA's inspectional observations by voluntarily recalling all Marsam products within expiry and suspending manufacturing and testing activities. In September, 1999 Marsam submitted its response to the FDA's inspectional observations, together with its proposed corrective action plan (Marsam Corrective Action Plan). A corrective action plan is a systematic approach to assure that processes, quality assurance and quality control programs, validation programs, employee training, and management controls comply with cGMP regulations. The Marsam Corrective Action Plan contemplates resumption of manufacturing on a product-by-product basis. On March 3, 2000 Marsam received a Warning Letter from the FDA relating to the observations made during the inspection. This FDA Warning Letter also acknowledged the commitments the Company made under the Marsam Corrective Action Plan. The Company has confirmed with the FDA in meetings with FDA representatives its approach to addressing current cGMP deficiencies at Marsam on a voluntary basis. The Company does not expect Marsam will be subject to further regulatory enforcement action related to the 1999 inspection. Marsam is currently ineligible to receive new product approvals, and the Company cannot predict when Marsam will resume manufacturing specific products.

Following its suspension of operations at the Marsam facility, the Company re-evaluated its sterile business and its assessment of the time and costs required to reintroduce products. As a result, the Company modified its overall business plans to more aggressively reduce operating costs. These measures included, among other things, a reduction in the Company's workforce, and dividing Marsam's product line into products it will seek to manufacture upon completion of the Marsam Corrective Action Plan, and those products it has decided not to manufacture. Marsam contributed approximately seven percent of the Company's revenues and a smaller percentage of the Company's gross profits over the four quarters preceding the suspension of shipment of its products.

The Company intends to reactivate its penicillin operations as part of the first phase of a plan to bring its Marsam facility back to operation. Pending resumption of manufacturing at Marsam, the Company expects to reintroduce penicillin G potassium during the second quarter of 2000 supplied by a third party.

As a result of the actions discussed above, in 1999 the Company recorded a restructuring charge of approximately $87.0 million, or $52.2 million net of tax benefit. Costs of restructuring consisted largely of costs incurred at the Marsam facility and relate to the impairment of intangible assets, product recalls, inventory write-offs and severance. Recall costs and inventory write-offs were those costs that the Company incurred related to the Marsam Corrective Action Plan.

STERIS FACILITY

On September 10, 1998, the U.S., on behalf of the FDA, based on actions it filed in Federal court in the Southern District of New York on September 9, 1998 and the District of Arizona on September 10, 1998 initiated seizures of drugs and drug related products manufactured by the Company's Steris facility. The actions alleged certain instances in which the Steris facility, located in Phoenix, Arizona, was not operating in conformity with cGMP regulations. The actions resulted in the seizure of all drugs and drug related products in the Company's possession manufactured at the Steris facility and halted the manufacture and distribution of Steris manufactured products.

On October 16, 1998, Steris and certain of its officers, without admitting any allegations of the complaints and disclaiming any liability in connection therewith, entered into a consent agreement with the FDA (the Consent Agreement). Under the terms of the Consent Agreement, Steris is required, among other things, to demonstrate through independent certification that Steris' processes, quality assurance and quality control programs, and management controls comply with cGMP regulations. The Consent Agreement also provides for independent certification of Steris' management controls, quality assurance and quality control programs, and employee cGMP training. It further requires that Steris develop a timeline and corrective action plan for implementing these actions and for expert certification with respect to matters covered in previous FDA inspections of the facility. Steris has submitted to the FDA the corrective action plan provided for under the Consent Agreement (Steris Corrective Action
Plan) and is implementing the Steris Corrective Action Plan.

As a result of the Consent Agreement, Steris has divided its product line into three categories: products that it will seek to manufacture under expedited certification procedures under the Consent Agreement, products that it will seek to manufacture once it satisfies all conditions under the Consent Agreement and products it has decided not to manufacture in the near term. Expedited certification procedures apply for certain products that are particularly important to the medical community because they are primarily or exclusively available from the Company or that are particularly significant to the Company.

In October, 1998 the Company resumed commercial distribution of INFeD, its branded injectable iron product, from existing inventory. In the second quarter of 1999 the Company began distribution of newly manufactured lots of INFeD under the Consent Agreement and in the fourth quarter of 1999, the Company resumed the manufacture of one other product deemed medically necessary under the expedited certification procedures in the Consent Agreement. On February 11, 2000, the FDA concluded an inspection at Steris. The Company believes that the results of that inspection confirm that the Company is complying with the requirements of the Steris Corrective Action Plan. In March 2000, the Company resumed the manufacture and commercial distribution of vecuronium bromide under the expedited certification procedures provided in the Consent Agreement. Newly manufactured products must undergo certification by independent experts and review by the FDA prior to commercial distribution. As of April, 2000, the Company may distribute newly manufactured lots of INFeD following certification by independent experts but without prior review by the FDA. Steris is currently ineligible to receive new product approvals, and the Company cannot predict when Steris will resume manufacturing additional products.

RESTRUCTURING RESERVES

As a result of the restructuring charges described above, the Company established certain restructuring reserves. Current period activity is as follows (in millions):


                                    BALANCE AT                                  BALANCE AT
                                     DEC. 25,                                    MARCH 25,
                                      1999        ADDITIONS      DEDUCTIONS       2000
                                  ------------   ------------   ------------   ------------
Inventory and other - Marsam      $       10.5             --            3.5   $        7.0
Inventory and other - Steris               0.9             --            0.9             --
                                  ------------   ------------   ------------   ------------

                                  $       11.4             --            4.4   $        7.0
                                  ============   ============   ============   ============

NOTE 5 -- LEGAL PROCEEDINGS

In September and October 1998, following the commencement of the seizure action by the FDA against Steris on September 10, 1998, a number of substantially similar class action complaints asserting claims under the federal securities laws were filed in Federal court in the District of New Jersey against the Company and certain of its officers and directors. On December 21, 1998, the court entered an order consolidating the actions, appointing lead plaintiffs and approving selection of lead and liaison counsel. On or about March 29, 1999, lead plaintiffs filed a consolidated and amended class action complaint (the Complaint), naming as defendants the Company, its directors at the time of the Company's April 9, 1998 initial public offering (the Offering), and three of the underwriters of the Offering. Plaintiffs purport to sue on behalf of a class of persons who purchased shares of the Company's common stock pursuant or traceable to the Offering during the period from April 9, 1998 through September 28, 1998. They allege that defendants violated the Securities Exchange Act of 1934 and Rule 10b-5 by making misrepresentations and omissions of material facts in connection with the Offering and in the registration statement and prospectus issued pursuant to the Offering and in statements made immediately following the FDA seizure action on September 10, 1998. Plaintiffs allege, among other things, that defendants failed to disclose or misrepresented facts concerning the status of the Company's internal controls and ability to comply with government regulations relating to its manufacturing activities, including the status of the Company's corrective actions at the Steris facility and the effect of the FDA enforcement action on the Company's operations. Plaintiffs on behalf of the purported class seek damages, recision and/or recisionary damages. In May 1999, the Company and the other defendants in this action filed a motion to dismiss the Complaint. In March 2000, and prior to any decision on the motion to dismiss, plaintiffs and defendants entered into a Memorandum of Understanding
(MOU) to settle the actions. The MOU provides for, among other things, the certification of the class, for purposes of the settlement, and the taking of additional discovery by plaintiffs appropriate and necessary to confirm the fairness and reasonableness of the contemplated settlement. The MOU also contemplates the execution of an appropriate Stipulation of Settlement and other related documentation. In addition, the settlement can become effective only upon notice to the proposed class and a hearing and approval by the Court. The Company does not believe that, if approved, the contemplated settlement, which is expected to be funded through insurance proceeds, will have a material adverse effect upon its results of operations or financial condition.

In one of the Company's patent challenge litigations filed in the U.S. District Court for the Southern District of New York, the trial judge ruled against the Company and upheld the validity of the patent at issue. On October 1, 1998, the Court awarded attorneys fees to the patent holder and its licensee, and on June 22, 1999 the court fixed the fees at $2.0 million. On July 28, 1999, the Company filed an appeal of this matter which is currently pending before the appeals court.

In March 1999, an action entitled MARVIN SAMSON V. SCHEIN PHARMACEUTICAL, INC., MARTIN SPERBER AND MARSAM PHARMACEUTICALS INC. was commenced in Superior Court of New Jersey, Camden County, Law Division, alleging, among other things, breaches of plaintiff's employment agreement with Marsam and misrepresentations concerning responsibilities that would be given to plaintiff, and seeks, among other things, damages which plaintiff believes exceed $6 million and a declaration that the "non-competition restrictions" in his employment agreement are no longer effective. The Company intends to defend itself vigorously against this action.

In November, 1999, the Company was informed by the U.S. Department of Justice that it, along with several other pharmaceutical companies, is a defendant in a QUI TAM action brought in 1995 under the U.S. False Claims Act currently pending in the Federal District Court for the Southern District of Florida. As of May 8, 2000, the Company has not been served in this action. A QUI TAM action is a lawsuit brought by an individual for an alleged violation of a federal statute, in which the Department of Justice has the right to intervene and take over the prosecution of the lawsuit at its option. The Department of Justice has not yet decided whether to intervene in the matter. Pursuant to applicable federal law, the QUI TAM action is under seal and no details are available concerning the name of the plaintiff, the various theories of liability or the amount of damages sought from any of the defendants. Based on industry information, the Company believes that the matter relates to pharmaceutical pricing issues and whether allegedly improper efforts by pharmaceutical manufacturers led to increased payments by Medicare and/or Medicaid. Because detailed allegations have not been revealed to the Company by the Justice Department, management does not have any basis on which to determine the Company's liability, if any, in connection with the lawsuit or the likely amount of any such liability, or whether any resolution of the lawsuit would be likely to have a material adverse affect on the Company's financial position, results of operations or liquidity.

On April 25, 2000, the Company was served with a Civil Investigative Demand
(CID) from the Office of the Attorney General of Texas in connection with a state investigation of possible false reporting of information regarding the marketing of and prices for drugs used by the Vendor Drug Program administered by the Texas Department of Health, which establishes the reimbursement rates for pharmaceuticals dispensed to Texas Medicaid recipients. The CID seeks information about a single drug included in the Vendor Drug Program. The Company has not been provided any details concerning the conduct under investigation. At the present time, management does not have any basis on which to determine the Company's liability, if any, upon conclusion of the investigation or whether the resolution of the investigation is likely to have a material adverse effect on the Company's financial position, results of operations, or liquidity.

On April 24, 2000, certain stockholders of the Company (the Marvin Schein/Irving Shafran Group) filed an action in Delaware seeking, among other things, an order that would (a) in effect, allow the Marvin Schein/Irving Shafran Group to present a by-law amendment at the Company's Annual Stockholder Meeting that would increase the number of directors from seven to nine, (b) prevent the Board of Directors from re-electing two incumbent directors, as described in the Company's Proxy Statement for the meeting and (c) rescind certain previously reported stock and employment arrangements for the three senior executives of the Company. On May 2, 2000 the action was dismissed with prejudice in accordance with a Settlement Agreement entered into on May 1, 2000 between the Company and the Marvin Schein/Irving Shafran Group. The Company added Marvin H. Schein and Irving Shafran to the Board of Directors, bringing its members to a total of nine. The Company will include two additional designees of the Marvin Schein/Irving Shafran Group as nominees for directorships at its Annual Stockholder Meeting which will be adjourned from its presently scheduled date of May 16, 2000. The Company also modified a provision of the General Shareholders Agreement dated September 30, 1994 to permit discussion between Bayer Corporation and certain other parties thereto, including members of the Marvin Schein/Irving Shafran Group.

In addition, the Company is a defendant in several product liability cases. These cases are typical for a company in the pharmaceutical industry. The Company also is involved in other proceedings and claims of various types. Management presently believes that the disposition of all such known product liability and other proceedings and claims (except for the matter set forth immediately above for which it is too early to assess liability), individually or in the aggregate, will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

NOTE 6 - SEVERANCE CHARGE

In February 2000, the Company reduced its workforce by approximately 16% as part of an evaluation of its sterile business plan and to reduce operating costs. As a result, the Company incurred a pre-tax severance charge of $3.5 million in the first quarter of 2000.

NOTE 7 - STRATEGIC ALTERNATIVES

In January 2000, the Company announced that it had retained financial advisors to explore strategic alternatives to maximize shareholder value, which is currently focusing on the possible sale of the Company and is moving ahead. The Marvin Schein/Irving Shafran Group, representing approximately 50 percent of the outstanding shares of the Company, has stated that they "fully endorse the pursuit of a strategic transaction that will lead to the sale of the Company." Through April 2000, this process is continuing, and the Company cannot predict the timing or the outcome of this process.